UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Saleen Automotive, Inc.

(Exact name of registrant as specified in its charter)

Nevada	45-2808694
(State of incorporation or organization)	(IRS Employer Identification No.)

2735 Wardlow Road
Corona, California	92882
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: Not applicable (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

Incorporated by reference to the discussion set forth under the caption “Description of Registrant’s Securities” contained in the Prospectus included in Amendment No. 1 to the Registration Statement on Form S-1 of Saleen Automotive, Inc. filed with the Securities and Exchange Commission on November 5, 2013 (File No. 333-191742).

Item 2. Exhibits.

ITEM	DESCRIPTION
3.1.1	Articles of Incorporation. Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-176388) filed with the Securities and Exchange Commission on August 18, 2011.

3.1.2	Certificate of Designations, Preferences, Limitations, Restrictions and Relative Rights of Super Voting Preferred Stock. Incorporated by reference to Exhibit 3.1.2 to the Current Report on Form 8-K (File No. 333-176388) filed with the Securities and Exchange Commission on June 27, 2013.

3.1.3	Articles of Merger effective June 17, 2013. Incorporated by reference to Exhibit 3.1.3 to the Current Report on Form 8-K (File No. 333-176388) filed with the Securities and Exchange Commission on June 27, 2013.

3.1.4	Amendment to Certificate of Designation After Issuance of Class or Series. Incorporated by reference to Exhibit 3.1.1 to the Current Report on Form 8-K (File No. 333-176388) filed with the Securities and Exchange Commission on July 24, 2013.

3.1.5	Certificate of Amendment of Articles of Incorporation. Incorporated by reference to Exhibit A to the Preliminary Information Statement on Schedule 14C (File No. 333-176388) filed with the Securities and Exchange Commission on December 13, 2013.

3.2	Bylaws. Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-176388) filed with the Securities and Exchange Commission on August 18, 2011.

4.1	2013 Omnibus Incentive Plan. Incorporated by reference to Exhibit B to the Preliminary Information Statement on Schedule 14C (File No. 333-176388) filed with the Securities and Exchange Commission on December 13, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SALEEN AUTOMOTIVE, INC.
(Registrant)

Dated: July 1, 2014	By:	/s/ David Fiene
David Fiene
Chief Financial Officer